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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): August 15, 2000



                           CROSS TIMBERS OIL COMPANY
            (Exact name of registrant as specified in its charter)



         Delaware                        1-10662                  75-2347769
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

810 Houston Street, Suite 2000, Fort Worth, Texas                   76102
      (Address of principal executive offices)                    (Zip Code)


                                (817) 870-2800
             (Registrant's telephone number, including area code)
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Item 5. Other Events.

Three-for-Two Common Stock Split

On August 15, 2000, Cross Timbers announced that its Board of Directors declared a three-for-two stock split of its outstanding common stock for shareholders of record at the close of business on September 5, 2000. The stock split will be effected in the form of a stock dividend, which will be mailed on September 18, 2000. Cash will be paid in lieu of fractional shares based on the New York Stock Exchange closing price of the Company's common stock on September 5, 2000. Cross Timbers will have approximately 70 million shares outstanding after the stock split.

Increased Common Stock Cash Dividend

On August 15, 2000, Cross Timbers also announced that its Board of Directors increased the Company's regular quarterly common stock cash dividend by 50% to 1 cent per share on the post-split outstanding common stock. This cash dividend will be paid on October 13, 2000 to shareholders of record at the close of business on September 29, 2000.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CROSS TIMBERS OIL COMPANY


Date: August 24, 2000               By:    LOUIS G. BALDWIN
                                       ---------------------------------------
                                           Louis G. Baldwin
                                           Executive Vice President
                                              and Chief Financial Officer

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